                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BROWN-FORMAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        (BROWN-FORMAN CORPORATION LOGO)



    OWSLEY BROWN II
      CHAIRMAN AND
CHIEF EXECUTIVE OFFICER


                                  June 29, 2001


Dear Brown-Forman Stockholder:

It is my pleasure to invite you to attend our Annual Stockholders Meeting:

                       Thursday, July 26, 2001
                       9:30 A.M. (Eastern Daylight Time)
                       Brown-Forman Conference Center
                       850 Dixie Highway
                       Louisville, Kentucky

Attending the meeting will give you the opportunity to hear a discussion of our business over the past year and to ask questions.

I hope to see you on July 26. All Class A Stockholders are urged to fill in and return to us the attached proxy (voting) card, whether or not you can attend in person. Your vote is very important to us.




                                    Sincerely,



                                    /s/ Owsley Brown
                                    --------------------------------------------

                        (BROWN-FORMAN CORPORATION LOGO)



                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of its Class A Common Stock IN THE CONFERENCE CENTER AT OUR CORPORATE OFFICES, 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY, AT 9:30 A.M., LOUISVILLE TIME (EDT), ON THURSDAY, JULY 26, 2001.

We are holding this meeting to:

     - elect a board of ten directors to hold office until the next annual stockholders' meeting; and

     -    transact whatever other business may properly come before the meeting.

You can vote at the meeting if you held Class A Common Stock of record on our books at the close of business on June 18, 2001. Holders of Class B Common Stock may attend the meeting but may not vote. We will not close the stock transfer books. Class A stockholders can vote either in person or by proxy, which means you designate someone else to vote your shares.

FOR CLASS A STOCKHOLDERS, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE:

     -    SIGN AND DATE THE ENCLOSED PROXY CARD; AND

     -    RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

GIVING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE YOUR SHARES IF YOU ATTEND THE MEETING IN PERSON AND DECIDE TO VOTE DIFFERENTLY. ONLY HOLDERS OF CLASS A COMMON STOCK MAY VOTE AT THE MEETING. WE ARE NOT ASKING FOR PROXY CARDS FROM HOLDERS OF CLASS B COMMON STOCK.

We enclose a copy of our Annual Report for the fiscal year ended April 30, 2001, for you to review.

                                    Louisville, Kentucky
                                    June 29, 2001


                                    By Order of the Board of Directors
                                    Michael B. Crutcher, Secretary

                                      TABLE OF CONTENTS

QUESTIONS AND ANSWERS........................................................1

INTRODUCTION.................................................................3
         Purpose.............................................................3
         Voting Stock........................................................3
         Voting Rights.......................................................3

ELECTION OF DIRECTORS........................................................4
         Committees..........................................................5
         Directors' Meetings.................................................5

STOCK OWNERSHIP..............................................................6
         Voting Stock Owned by "Beneficial Owners"...........................6
         Stock Owned by Directors and Executive Officers.....................7
         Section 16(a) Beneficial Ownership Reporting Compliance.............7

AUDIT COMMITTEE..............................................................8
         Audit Committee Report..............................................8

EXECUTIVE COMPENSATION......................................................10
         Compensation Committee Report......................................10
         Summary Compensation Table.........................................12
         Option Grants under the Omnibus Compensation Plan..................13
         Aggregated Option Values at End of Fiscal 2001.....................13

RETIREMENT PLAN DESCRIPTIONS................................................14

DIRECTOR COMPENSATION.......................................................15

FIVE-YEAR PERFORMANCE GRAPH.................................................16

OTHER INFORMATION...........................................................17
         Transactions with Management.......................................17
         Appointment of Independent Accountants.............................17
         Other Proposed Action..............................................17
         Stockholder Proposals for 2002 Annual Meeting......................17

CHARTER OF THE AUDIT COMMITTEE.......................................Exhibit A

QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:    WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

A: By law, we must give our stockholders certain basic information so they can vote knowledgeably at our annual stockholders meeting.
--------------------------------------------------------------------------------
Q:    WHO MAY VOTE?

A: Persons who held our Class A Common Stock on June 18, 2001. Class B Common stockholders cannot vote.
--------------------------------------------------------------------------------
Q:    WHAT AM I VOTING ON?

A:    The election of all members of our Board of Directors. You may also vote on any other matter that is properly brought before the meeting.
--------------------------------------------------------------------------------
Q:    WHAT IS THE PROXY CARD FOR?

A: By completing and signing the Proxy (voting) Card, you authorize the individuals named on the card to vote your shares for you.
--------------------------------------------------------------------------------
Q:    WHAT IF I SUBMIT A PROXY CARD AND THEN CHANGE MY MIND ON HOW I
      WANT TO VOTE?

A:    No problem. You may revoke your proxy by writing us or by attending the meeting and casting your vote in person.
--------------------------------------------------------------------------------
Q:    WHO ARE THE NOMINEES FOR DIRECTORS?

A: We have ten directors. All of them are running for re-election. We describe each director briefly in this Proxy Statement.
--------------------------------------------------------------------------------
Q:    WHOM MAY I CALL WITH A QUESTION ABOUT THE ANNUAL MEETING?

A: For information about your stock ownership or for other stockholder services, please call Linda Gering, our Stockholder Services Manager, at 502-774-7690. For information about the meeting itself, please call Michael B. Crutcher, our Corporate Secretary, at 502-774-7631.

--------------------------------------------------------------------------------

                      [This page intentionally left blank.]

INTRODUCTION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES THE PURPOSE OF THIS PROXY STATEMENT, WHO CAN VOTE, AND HOW TO VOTE.
--------------------------------------------------------------------------------

PURPOSE. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement to solicit proxies for use at the annual stockholders meeting, which will be held Thursday, July 26, 2001, at 9:30 Louisville time (EDT) at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky. The Board requests you to sign and return the enclosed proxy.

Beginning on June 29, 2001, we will solicit proxies by mail. In addition, our employees may solicit proxies by mail, phone, fax, the Internet or in person. We will pay all solicitation costs. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to their principals.

VOTING STOCK. We have two classes of common stock, Class A and Class B. Only holders of Class A Common Stock may vote. As of the record date, June 18, 2001, we had outstanding 28,988,091 shares of Class A Common Stock.

VOTING RIGHTS. If you were a Class A stockholder on June 18, 2001, and the books of our transfer agent reflect your stock ownership, you may cast one vote for each share recorded in your name. You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign, and mail the proxy card we enclose with this Proxy Statement.

Giving a proxy will not affect your right to vote your shares if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted by sending our Secretary written notice of your revocation. We will vote all shares represented by effective proxies in accordance with the terms stated in the proxy.

A quorum to conduct business at the meeting consists of a majority of the outstanding Class A shares. To be elected, a director must receive a majority of the votes present at a meeting at which there is a quorum. Likewise, a majority of the shares represented at the meeting must approve any other matters brought to a vote at the meeting. We will count shares voted as "abstaining" as present for purposes of determining the number of shares represented at the meeting, but as votes withheld in the election of a director or on any other matter coming before the meeting. If a broker holding your shares in a street name indicates to us on a proxy card that he or she lacks discretionary authority to vote your shares, we will not consider your shares as present or voting for any purpose.

ELECTION OF DIRECTORS

--------------------------------------------------------------------------------
THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THE COMMITTEES ON WHICH THEY SERVE AND THEIR ATTENDANCE AT MEETINGS.
--------------------------------------------------------------------------------

At the Annual Meeting, you and our other shareholders will elect ten directors. All of our directors are standing for re-election. Once elected, a director holds office until the next annual election of directors or until his or her successor has been elected and qualified, unless he or she first resigns or reaches retirement age. The persons named as proxies will vote the enclosed proxy FOR the election of all nominees below, unless you direct them on the proxy card to withhold your vote. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute.

Here are the director nominees, their ages as of April 30, 2001, the years they began serving as directors, their business experience for the last five years, and their other directorships:

JERRY E. ABRAMSON, age 54, director since 1999. Of Counsel, Frost Brown Todd LLC since January 1999; Mayor of Louisville, Kentucky (1986 to 1998).

BARRY D. BRAMLEY, age 63, director since 1996. Non-Executive Chairman, Lenox,
    Incorporated (a subsidiary of Brown-Forman) since 1998; Non-Executive Chairman of Cromwell Parker, PLC, High Wycombe, England (1998 to 2000); Chairman and Chief Executive Officer of British-American Tobacco Company Ltd., London, England (1988 to 1996); Director of BAT Industries, PLC, London, England (1988 to 1996). Other directorships: Anglia Maltings (Holdings), Ltd. and Skandinavisk Tobakskompagni A/S.

GEO. GARVIN BROWN III*, age 57, director since 1971. Chairman of Trans-Tek, Inc.
    since 1988.

OWSLEY BROWN II*, age 58, director since 1971. Our Chief Executive Officer since
    1993 and our Chairman since 1995; our President from 1987 to 1995. Other directorships: NACCO Industries, Inc.

DONALD G. CALDER, age 63, director since 1995. President and CFO, G.L. Ohrstrom
    & Co., Inc., a private investment firm, since 1997; Vice President of Ohrstrom & Co. (1996 to 1997); Partner of predecessor partnership, G.L. Ohrstrom & Co. (1970 to 1996). Chairman and CEO of Harrow Industries (1997 to 1999). Other directorships: Carlisle Companies Incorporated, Roper Industries, Inc. and Central Securities Corporation.

OWSLEY BROWN FRAZIER*, age 65, director since 1964. Our former Vice Chairman
    (1983 to May 2000).

-------------------

    * Geo. Garvin Brown III and Dace Brown Stubbs are siblings. Dace Brown Stubbs and Geo. Garvin Brown III are first cousins of Owsley Brown II and Owsley Brown Frazier, who are themselves first cousins. Due to their positions as directors, their family relationships, and their beneficial ownership of our Class A Common Stock, each may be considered a "control person" of Brown-Forman.

RICHARD P. MAYER, age 61, director since 1994. Former Chairman and Chief
    Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) (1989 to 1996). Other directorships: Dean Foods Company.

STEPHEN E. O'NEIL, age 68, director since 1978. Principal, The O'Neil Group
    (1991 to present). Other directorships: Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; NAHC, Inc.; and Spectra Fund, Inc.

WILLIAM M. STREET**, age 62, director since 1971. Our President since November,
    2000; our Vice Chairman from 1987 to November, 2000; President and Chief Executive Officer, Brown-Forman Beverages Worldwide (a division of Brown-Forman) since 1994. Other directorships: National City Bank of Kentucky.

DACE BROWN STUBBS*, age 54, director since 1999. Private investor.

COMMITTEES. The Board has an Audit Committee, which in fiscal 2001 was composed of outside directors Richard P. Mayer (chairman), Jerry E. Abramson and Stephen E. O'Neil. We also have a Compensation Committee, which in fiscal 2001 was composed of outside directors Stephen E. O'Neil (chairman), Richard
    P. Mayer and Donald G. Calder.

The Audit Committee monitors and oversees the Company's internal controls and the financial reporting process, including recommending to the Board the hiring of independent accountants. It met three times during fiscal 2001.

The Compensation Committee sets the compensation of our Chairman/CEO and President and administers short and long term bonus awards for a group of our most highly paid officers. It met twice in fiscal 2001.

The Board has no standing nominating committee.

DIRECTORS' MEETINGS. The Board met eight times during fiscal 2001. Each current director attended at least 75% of the aggregate number of Board and applicable committee meetings held in fiscal 2001.

-------------------

        ** Because of Mr. Street's position as a director and executive officer, as well as his beneficial ownership of our Class A Common Stock, he may be considered a "control person" of Brown-Forman.

STOCK OWNERSHIP

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES (A) PEOPLE WHO OWN BENEFICIALLY 5% OR MORE OF OUR VOTING STOCK AND (B) HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. UNDER THE SEC'S DEFINITION OF "BENEFICIAL OWNERSHIP," SOME SHARES ARE SHOWN AS OWNED BY MORE THAN ONE PERSON AND ARE THEREFORE COUNTED MORE THAN ONCE.
--------------------------------------------------------------------------------

VOTING STOCK OWNED BY "BENEFICIAL OWNERS." This table shows each "beneficial owner" of more than 5% of our Class A Common Stock, our only class of voting stock, as of April 30, 2001. The Securities and Exchange Commission defines "beneficial ownership" to include shares over which a person has sole or shared voting or investment power, as well as all shares underlying options that are exercisable within sixty days. Under this definition, "beneficial owners" may or may not receive any economic benefit (such as receiving either dividends or sale proceeds) from the shares attributed to them. USING THIS DEFINITION, SOME SHARES SHOWN BELOW ARE OWNED BY MORE THAN ONE PERSON. Some "beneficial owners" share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries are the trustees. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the people in this table is 20,924,195 shares, or 72.1% of the outstanding shares of that class.

================================================================================
                                      AMOUNT AND NATURE OF
                                     "BENEFICIAL OWNERSHIP"
                             ----------------------------------------
                                                          TOTAL SOLE
                                SOLE         SHARED       AND SHARED
                             VOTING AND    VOTING AND     VOTING AND
                             INVESTMENT    INVESTMENT     INVESTMENT    PERCENT OF
   NAME AND ADDRESS             POWER        POWER           POWER         CLASS
--------------------------------------------------------------------------------
W.L. LYONS BROWN, JR.
 501 So. Fourth Avenue
 Louisville, Kentucky          736,465     13,045,747     13,782,212       47.5%
OWSLEY BROWN FRAZIER
 850 Dixie Highway
 Louisville, Kentucky          580,225     11,560,978     12,141,203       41.9%
DACE BROWN STUBBS
135 Sago Palm Road
 Vero Beach, Florida             1,000      9,444,864      9,445,864       32.6%
OWSLEY BROWN II
 850 Dixie Highway
 Louisville, Kentucky          490,822      5,298,608      5,789,340       19.9%
INA B. BOND
 8215 West U.S. Highway 42
 Skylight, Kentucky            979,149      3,348,381      4,327,530       14.9%
ROBINSON S. BROWN, JR.
 5208 Avish Lane
 Harrods Creek, Kentucky       190,915      2,871,286      3,062,201       10.6%
SANDRA A. FRAZIER
 424 Pennington Lane
 Louisville, Kentucky          166,728      2,116,314      2,283,042        7.9%
================================================================================

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows the "beneficial ownership" as of April 30, 2001, by each director nominee, by each Named Executive Officer (as defined on page 11), and by all directors and executive officers as a group, of our Class A and Class B Common Stock.

===================================================================================================================
                                        CLASS A COMMON STOCK                         CLASS B COMMON STOCK
                              -------------------------------------------  ----------------------------------------
                                                            SOLE &
                                      VOTING &           SHARED VOTING                              SOLE & SHARED
                                 INVESTMENT POWER      & INVESTMENT POWER    INVESTMENT POWER      INVESTMENT POWER
                              ----------------------   ------------------  --------------------   -----------------
                                                                     % OF                                     % OF
        NAME                     SOLE        SHARED       TOTAL     CLASS    SOLE      SHARED       TOTAL     CLASS
===================================================================================================================
Jerry E. Abramson                   140            0          140      *     3,037            0        3,037      *
Barry D. Bramley                    100            0          100      *     6,167            0        6,167      *
Geo. Garvin Brown III            52,009    1,298,251    1,350,260    4.7%    6,940       60,845       67,785      *
Owsley Brown II                 490,822    5,298,608    5,789,430   19.9%   84,040    4,710,325    4,794,365   12.1%
Donald G. Calder                  6,000            0        6,000      *     2,396            0        2,396      *
Michael B. Crutcher               7,663            0        7,663      *    14,632            0       14,632      *
Owsley Brown Frazier            580,225   11,560,978   12,141,203   41.9%   63,282    7,842,965    7,906,247     20%
Stanley E. Krangel                    0            0            0      *     5,551            0        5,551      *
Richard P. Mayer                  3,000            0        3,000      *     5,396            0        5,396      *
Stephen E. O'Neil                     0            0            0      *     2,396          500(1)     2,896      *
William M. Street               560,549            0      560,549    1.9%   24,386            0       24,386      *
Dace Brown Stubbs                 1,000    9,444,864    9,445,864   32.6%    3,481    7,842,965    7,846,446   19.9%
James S. Welch, Jr                   42            0           42      *     3,967        2,000        5,967      *
All Directors and Executive
  Officers as a Group(2)      1,656,946   16,281,808   17,938,754   61.9%  234,773   12,545,730   12,780,503   32.3%
===================================================================================================================

 * Less than 1%.

     (1) Owned by The O'Neil Foundation, of which Mr. O'Neil is President. Mr. O'Neil disclaims beneficial ownership of these shares.

     (2) In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, we counted each share only once.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Executive officers, directors, and "beneficial owners" of more than 10% of our Class A Common Stock must file reports of changes in ownership of our stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the reports and written representations we received from these persons. Based solely on this review, we believe that during fiscal 2001 these persons reported all transactions on a timely basis, except that Mr. James S. Welch, Jr. inadvertently failed to include certain shares held in trust, for which he is trustee, on his initial report of stock ownership on Form 3. Mr. Welch reported these shares on an amendment to the Form 3.

AUDIT COMMITTEE

--------------------------------------------------------------------------------
THIS SECTION IS A REPORT FROM THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS. IT EXPLAINS THE ROLE OF THE AUDIT COMMITTEE AND SETS FORTH THE FEES PAID TO OUR EXTERNAL AUDITOR.
--------------------------------------------------------------------------------

AUDIT COMMITTEE REPORT

COMPOSITION. The Audit Committee consists of three non-employee directors. In accordance with the rules of the New York Stock Exchange, the Board of Directors has determined that each Committee member is independent and financially literate and has financial management expertise.

CHARTER. The Committee's purpose and function are described in more detail in the Charter for the Audit Committee (Exhibit A). This charter was reviewed and approved by the Board of Directors on May 25, 2000 and is in compliance with rules of the New York Stock Exchange and Securities and Exchange Commission.

FUNCTION. The Committee's responsibility is to monitor and oversee the financial reporting process, the system of internal controls, the audit process, and the corporation's program for compliance with applicable governmental laws and regulations. To place the Committee's role in perspective, management is responsible for the Company's internal controls, the financial reporting process, and the corporation's program for compliance. The external auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and issuing a report on this. The Committee reviews the work of management and the external auditors on behalf of the Board of Directors.

The Committee met three times during the year, during which the committee members had discussions with management and the external auditors. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed those statements with management and the external auditors, including discussions with the external auditors in executive session with representatives of management excluded.

The Committee discussed with the external auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The external auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the external auditors their independence and ability to conduct the audit.

In addition, the Committee reviews reports from the internal audit department of the Company, which investigates the adequacy of internal financial controls. The Committee hears reports from the Company's legal department on compliance with the Company's internal Code of Conduct and governmental laws and regulations.

AUDIT FEES. The following is a summary of fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended April 30, 2001:

     -    Audit Fees: $567,992.

     -    Financial Information Systems Design and Implementation Fees: $0.

     -    All Other Fees: $1,181,399.

The Audit Committee has considered whether the services provided other than audit services referenced above are compatible with maintenance of the principal accountant's independence.

CONCLUSION. Based on the foregoing, we recommended that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending April 30, 2001.

RICHARD P. MAYER, CHAIRMAN          STEPHEN E. O'NEIL          JERRY E. ABRAMSON

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION IS A REPORT FROM THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. THE REPORT EXPLAINS OUR COMPENSATION PHILOSOPHY, HOW COMPENSATION DECISIONS ARE MADE FOR OUR MOST SENIOR EXECUTIVES, AND HOW WE COMPLY WITH
SECTION 162(m) OF THE INTERNAL REVENUE CODE (WHICH GOVERNS OUR ABILITY TO DEDUCT THE COMPENSATION OF OUR MOST HIGHLY PAID OFFICERS).
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

FUNCTION.  The Compensation Committee consists of three non-employee directors.

The Compensation Committee administers the short and long term bonus plans for the Company's seven senior executives, who are referred to as Executive Officers. The Executive Officer group is divided into two subgroups:

     -    the Chairman/CEO, Owsley Brown II, and President William M. Street;
          and

     -    five other Executive Officers.

The Compensation Committee sets the salaries for Mr. Brown and Mr. Street. The Management Compensation Review Committee (which consists of Mr. Brown and Mr. Street) sets salaries for the five other Executive Officers.

The Committee met twice in fiscal 2001 to review and determine the compensation of Mr. Brown and Mr. Street, and to review compensation recommendations prepared by the Company's Management Compensation Review Committee for the remaining five Executive Officers.

COMPENSATION PHILOSOPHY. The Committee sets compensation targets for the seven Executive Officers using the same philosophy the Company uses in setting compensation for all salaried employees: first, to offer sufficient compensation to attract, motivate and retain high-quality talent; and second, to tie bonus achievement to the Company's successful financial performance.

MR. BROWN AND MR. STREET. The Committee relies in part on survey data to set the salary and bonuses for Mr. Brown and Mr. Street. The results of two different surveys, one from Hay Management Consultants and the other from Hewitt Associates, are reviewed annually. Hay surveys compensation of officers at companies in the manufacturing business (such as H. J. Heinz and Wm. Wrigley Jr. Corporation). Hewitt surveys companies in the consumer products business (such as Fortune Brands and Hershey Foods Corporation). This is the field from which the Company typically recruits executives. This data is blended (appropriately adjusted for the size of the company) on a 50% - 50% basis to derive compensation levels that the Committee believes are representative of the market. This year the Committee also reviewed survey data from Towers Perrin, which provides surveys of executive compensation in appropriate manufacturing and consumer products companies.

The compensation mix of Mr. Brown and Mr. Street consists of salary (32%), annual bonus (24%), and long term compensation (44%). Salaries are set with respect to the market data. The Committee develops targets for annual and long term bonuses based on Business Value Added (BVA), which is the Company's after-tax income in excess of our estimate of the Company's cost of capital. Long term compensation consists of cash, which is paid based upon reaching BVA goals over three years, and stock options, which vest after three years and are exercisable within ten years.

The Committee sets compensation targets that are somewhat above the mid-market level to attract and retain the type of executives who will provide the fine leadership our Company needs for success.

In considering compensation for fiscal 2001, in addition to the survey data discussed above, the Committee looked at the compensation increases (approximately 4.5%) for Company employees who are not eligible for bonuses, and the Company's performance last fiscal year. The Committee also looked carefully at the increases in long term equity-based incentives being offered to top executives in the market place while weighing the extensive family and personal holdings of Mr. Brown as well as the holdings of Mr. Street to appropriately motivate and adequately link these executives to the interests of all shareholders. In that light, and in light of the good performance of these executives as reflected in the Company's continuing growth, the Committee approved appropriate compensation increases for Mr. Brown and Mr. Street.

OTHER EXECUTIVE OFFICERS. The Committee set the short and long term bonuses for the Company's five other Executive Officers, in each case upon the recommendation of the Management Compensation Review Committee. The Management Compensation Review Committee sets the salaries for the Company's other Executive Officers.

COMPLIANCE WITH TAX LAW LIMITS ON DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation an employer may deduct when paid to a Named Executive Officer (those Executive Officers shown on the Summary Compensation Table). The law does, however, allow employers to deduct compensation over $1 million if it is "performance based" and paid under a formal compensation plan that meets the Code's requirements. The Company took appropriate steps in setting goals under the Company's Omnibus Compensation Plan to assure the deductibility of all compensation paid to Named Executive Officers. The Committee expects the Company to be able to deduct all fiscal 2001 compensation.

CONCLUSION: Based upon the information available at the time the Committee determined the compensation for fiscal 2001 for our Executive Officers, the Committee believes that the levels of compensation were consistent with targeted levels and that the compensation increases granted during fiscal 2001 were prudent.

STEPHEN E. O'NEIL, Chairman         RICHARD P. MAYER            DONALD G. CALDER

--------------------------------------------------------------------------------
THE NEXT SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR NAMED EXECUTIVE OFFICERS.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

================================================================================================================
                                                              ANNUAL                LONG TERM
                                                           COMPENSATION            COMPENSATION
                                                       --------------------   -----------------------
                                                                                AWARDS:      PAYOUTS:
                                                                               CLASS B      LONG TERM  ALL OTHER
      NAME AND PRINCIPAL POSITIONS         FISCAL YEAR                          SHARES      INCENTIVE    COMPEN-
                                              ENDED     SALARY     BONUS(1)   UNDERLYING   PAYMENTS(2)  SATION(3)
                                            APRIL 30,    ($)         ($)      OPTIONS (#)      ($)         ($)
================================================================================================================
OWSLEY BROWN II                               2001     826,661     686,700      39,542       446,827     13,485
Chairman of the Board and Chief               2000     779,021     792,000      27,557       415,846     12,960
Executive Officer                             1999     719,160     654,835      25,361       325,920      8,400
================================================================================================================
WILLIAM M. STREET                             2001     570,178     489,846      27,229       290,325     13,417
President                                     2000     542,390     564,960      18,321       531,522     12,926
                                              1999     517,013     467,255      16,478       391,516      8,400
================================================================================================================
STANLEY E. KRANGEL                            2001     407,125     313,394       2,323     1,041,667      8,085
President, Lenox Incorporated                 2000     387,000     253,703       1,848       193,692      7,710
                                              1999     350,955     225,147       1,967       164,520      6,000
================================================================================================================
MICHAEL B. CRUTCHER                           2001     333,950     176,511       4,850       189,098     11,073
Senior Vice President, General Counsel        2000     318,881     181,404       3,575       204,593     10,392
and Secretary                                 1999     302,721     119,071       3,578       136,602     10,110
================================================================================================================
JAMES S. WELCH, JR.                           2001     250,383     136,547       8,443       116,016     10,527
Senior Vice President, Executive Director     2000     215,466     144,243       6,159        66,389      9,584
of Human Resources                            1999     161,812      76,718       2,637        19,649      9,244
================================================================================================================

Explanatory Notes:

We award up to 50% of long term bonus compensation as stock options, with the balance in cash to be paid at the end of each three-year performance period (it will then appear on this table as a long term compensation payout). Stock option values can increase or decrease; the present values (as of the grant date) of the stock option awards in the Long Term Compensation Awards column appear in the table on page 13.

(1)  Represents cash payments under the annual incentive plan.
(2)  Represents cash payments under the long term incentive plan.
(3) Represents our contributions to the Savings Plan and our payment of group term life insurance premiums on behalf of the Named Executive Officers.

OPTION GRANTS UNDER THE OMNIBUS COMPENSATION PLAN

The Omnibus Compensation Plan covers both short term and long term bonuses. Stock options awarded in fiscal 2001 under this plan are described below.

We grant options with an exercise price of the fair market value of the underlying stock on the date of grant. Generally, options become exercisable three years after grant and must be exercised within ten years of grant. This year, we granted options for approximately 400,000 shares of our stock for long term bonus awards to management participants. As required by the Omnibus Compensation Plan, we will buy all shares needed to exercise these options, so there will be no dilution of the equity of existing stockholders. The table below summarizes the grants to the Named Executive Officers.

======================================================================================================================
              NUMBER OF SHARES OF
                 CLASS B COMMON      PERCENT OF TOTAL OPTIONS
                STOCK UNDERLYING       GRANTED TO EMPLOYEES        PER SHARE      EXPIRATION DATE:    PRESENT VALUE AS
     NAME       OPTIONS GRANTED           IN FISCAL YEAR         EXERCISE PRICE       APRIL 30,        OF GRANT DATE(1)
=======================================================================================================================
Brown                39,542                    10%                    50.44             2010              561,890
STREET               27,229                     7%                    50.44             2010              386,918
KRANGEL               2,323                     *                     50.44             2010               33,000
CRUTCHER              4,850                     1%                    50.44             2010               68,915
WELCH                 8,443                     2%                    50.44             2010              119,970
======================================================================================================================

     *   less than 1%

     (1) We used the Black-Scholes option pricing model to determine present value. We assumed a risk-free interest rate of 6.3%, stock price volatility of 27%, a yield of 2.5%, and option life of six years (to allow for voluntary early exercises and exercises that may accelerate as a result of disability, termination, retirement, or death).

AGGREGATED OPTION VALUES AT END OF FISCAL 2001

The following table summarizes all option grants that have been made to the Named Executive Officers through and including fiscal 2001.

=========================================================================================================
             NUMBER OF
               SHARES        VALUE      NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED OPTIONS
            ACQUIRED IN   REALIZED IN       UNEXERCISED OPTIONS               AT END OF FISCAL YEAR*
            FISCAL 2001   FISCAL 2001   ----------------------------     --------------------------------
    NAME     BY OPTION     BY OPTION    EXERCISABLE                      EXERCISABLE
              EXERCISE     EXERCISE     MAY 1, 2001    UNEXERCISABLE     MAY 1, 2001        UNEXERCISABLE
=========================================================================================================
Brown            0            0             82,861        67,099          $ 1,065,824         $ 409,655
STREET           0            0             24,386        45,550              144,989           282,092
KRANGEL          0            0              5,551         4,171               62,994            24,066
CRUTCHER         0            0             11,211         8,425              130,455            50,246
WELCH            0            0              3,967        14,602               21,872            87,469
=========================================================================================================


     * This value is the total difference between the outstanding options' exercise price and $60.80, the closing price of our Class B Common Stock on April 30, 2001.

RETIREMENT PLAN DESCRIPTIONS

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES RETIREMENT AND SAVINGS PLANS FOR OUR EXECUTIVES.
--------------------------------------------------------------------------------

Our executives participate in several different retirement and savings plans:

(1) RETIREMENT PLANS: We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service and the average of the five highest consecutive years' compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant's interest in plan benefits vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at normal retirement age to participants at specified levels of compensation and years of service:

================================================================================
   AVERAGE ANNUAL HIGHEST 5
      CONSECUTIVE YEARS'                  YEARS OF SERVICE CLASSIFICATION
     COMPENSATION DURING           ---------------------------------------------
       FINAL 10 YEARS              10 YEARS         20 YEARS           30 YEARS
================================================================================
          $  400,000               $ 68,325         $136,651          $  204,976
          $  800,000               $138,325         $276,651          $  414,976
          $1,200,000               $208,325         $416,651          $  624,976
          $1,600,000               $278,325         $556,651          $  834,976
          $2,000,000               $348,325         $696,651          $1,044,976
================================================================================

For example, an executive retiring at age 65 with 10 years of service whose average annual compensation for the five highest of the executive's ten years of service was $400,000, would receive an estimated $68,325 annually for the remainder of the executive's life.

Federal tax law limits the benefits that we might otherwise pay to key employees under "qualified" plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, we also maintain a non-qualified Supplemental Excess Retirement Plan (SERP). The SERP provides retirement benefits to make up the difference between a participant's accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. SERP participants may choose to get a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join us in mid-career, subject to special vesting requirements.

For the Named Executive Officers, covered compensation for fiscal 2001 for these plans and service credited as of April 30, 2001, were as follows: Owsley Brown II, $1,618,661 and 30 years; William M. Street, $1,135,138 and 30 years; Stanley
A. Krangel, $660,828 and 6 years; Michael B. Crutcher, $515,354 and 12 years; and James S. Welch, Jr., $394,626 and 12 years.

(2) SAVINGS PLAN: Subject to a maximum the IRS sets annually ($10,500 for calendar 2001), most participants in our Savings Plan may contribute between 2% and 15% of their compensation to their Savings Plan accounts. Our match of participants' contributions is currently 4.25% (on the first 5% of the employee's contribution), and vests fully after four years of service.

DIRECTOR COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES HOW WE COMPENSATE OUR DIRECTORS.
--------------------------------------------------------------------------------

We do not pay our two employee directors (Mr. Brown and Mr. Street) additional compensation for serving on our Board or its committees. We compensate our directors who are not employees at an annual rate of $25,000, payable in equal periodic installments, plus $2,000 per Board meeting and $2,000 per committee meeting attended; committee chairmen receive an additional $1,000 for chairing committee meetings. Directors may elect in advance of their one year term to receive their retainer (but not meeting fees) in the form of an equivalent value of stock options issued at the start of their terms. In addition, under the Non-Employee Director Compensation Plan, each director who is not an employee received options for $25,000 worth of Class B Common Stock (1,760 options with a per share exercise price of $50.44 each).(1) We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and we provide an additional travel allowance to directors who must travel to Board meetings from outside the United States.



--------

     (1) The present value of the options was determined using the Black-Scholes model described on page 13.

FIVE-YEAR PERFORMANCE GRAPH

--------------------------------------------------------------------------------
THIS CHART SHOWS HOW BROWN-FORMAN CLASS B COMMON STOCK HAS PERFORMED AGAINST FOUR STOCK INDEXES OVER THE LAST FIVE YEARS.
--------------------------------------------------------------------------------

This graph compares the cumulative total stockholder return on our Class B Common Stock against four indexes which include that stock: the Standard & Poor's 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (110 companies), the Dow Jones Food and Beverage Makers (45 companies), and the S&P Beverage Alcohol Index (3 companies). As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, our business does not fit easily into specific industry indexes. We included the Dow Jones Consumer Non-Cyclical Index as a diversified index, even though portions of our business are cyclical. The Dow Jones Food and Beverage Makers Index is newly added in 2001, and provides you with the opportunity to compare our performance against the performance of other producers of consumer branded products (e.g., Campbell Soup, Hershey Foods Corp., PepsiCo). While the S&P Beverage Alcohol Index might appear to be a reasonable one against which to measure our stock's performance, it contains only three companies, and those are unevenly matched in relative market capitalization.(1) In addition, Brown-Forman is the only spirits and wine company in the index, the other two being beer companies. Accordingly, we will not include the S&P Beverage Alcohol index in future proxy statements. Overall, we believe it is best to compare the cumulative total stockholder return on our Class B Common Stock not to a single index, but rather to trends shown by a review of several indexes.

These numbers assume that $100 was invested in our Class B stock and in each index on April 30, 1996, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The cumulative returns shown on the graph represent the value that these investments would have had on April 30 in the years since 1996.



                                    (GRAPH)


                            ----------------------------------------------------
                             1996     1997     1998     1999     2000     2001
--------------------------------------------------------------------------------
BROWN-FORMAN CLASS B         $100     $131     $150     $199     $151     $172
--------------------------------------------------------------------------------
S&P 500                      $100     $125     $177     $215     $237     $191
--------------------------------------------------------------------------------
S&P BEVERAGE ALCOHOL         $100     $125     $149     $210     $200     $229
--------------------------------------------------------------------------------
DJ CONSUMER, NON-CYCLICAL    $100     $132     $165     $189     $151     $158
--------------------------------------------------------------------------------
DJ FOOD & BEVERAGE MAKERS    $100     $136     $170     $157     $122     $142
--------------------------------------------------------------------------------


--------

     (1) Relative capitalization shown in parentheses: Anheuser-Busch Companies (89%); Adolph Coors Company (6%); and Brown-Forman (5%).

OTHER INFORMATION

--------------------------------------------------------------------------------
THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU CAST YOUR
VOTE.
--------------------------------------------------------------------------------

TRANSACTIONS WITH MANAGEMENT

Jerry E. Abramson is Of Counsel with the Louisville law firm of Frost Brown Todd LLC. We used this firm's services in fiscal 2001 and expect to use this firm's services again in fiscal 2002.

Mr. Barry D. Bramley receives compensation for serving as the non-executive Chairman of the Board of Directors of Lenox, Incorporated. As Chairman, Mr. Bramley received an annualized retainer, paid in monthly installments, as well as reimbursement for all reasonable and necessary expenses incurred in performing the duties of Chairman. Mr. Bramley's retainer during fiscal 2001 was $227,000.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board has appointed PricewaterhouseCoopers, LLP as the independent certified public accountants to audit our consolidated financial statements for the fiscal year ending April 30, 2002. Through its predecessor, Coopers & Lybrand L.L.P., PricewaterhouseCoopers, LLP has served us in this capacity continuously since 1933. We know of no direct or material indirect financial interest that PricewaterhouseCoopers, LLP has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by PricewaterhouseCoopers, LLP in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

A PricewaterhouseCoopers, LLP representative will attend the annual meeting, will be given the opportunity to make a statement if he wants to, and will be available to respond to appropriate questions.

OTHER PROPOSED ACTION

As of June 29, 2001, we know of no business to come before the meeting other than the election of directors. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

If you have a proposal you want to be considered at the 2002 Annual Meeting of Stockholders and to be included in the proxy materials for that meeting, we must receive it in writing by March 5, 2002.

                                    By Order of the Board of Directors
                                    MICHAEL B. CRUTCHER
                                    Secretary

                                    Louisville, Kentucky
                                    June 29, 2001

                        (BROWN-FORMAN CORPORATION LOGO)

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

COMPOSITION:

     The Audit Committee shall be comprised of at least three directors, each of whom shall be independent from management. The Committee shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, as such requirements are interpreted by the Board of Directors in its business judgment. The members of the Committee and its chairperson shall be appointed by the Board of Directors.

MEETINGS:

     The Audit Committee shall meet at least three times per year. The chairperson may call additional meetings if necessary.

AUTHORITY:

     The Audit Committee acts with the authority of the Board to oversee the financial integrity of the Corporation and to investigate any activity of the Company that may affect such financial integrity. All employees are directed to cooperate as requested by the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

RESPONSIBILITY:

     The Audit Committee of the Board of Directors is responsible for oversight of the financial reporting process, the system of internal controls, the audit process, and the corporation's program for compliance with applicable governmental laws and regulations. It is the Board's principal agent in assuring the independence of the corporation's independent accountants, the integrity of management, and the adequacy of disclosures to stockholders.

IN CARRYING OUT ITS RESPONSIBILITY, THE AUDIT COMMITTEE SHALL UNDERTAKE THE FOLLOWING ACTIVITIES:

1.   With respect to the outside auditor:

     - Provide advice to the Board of Directors in selecting, evaluating, or replacing outside auditors, who are ultimately accountable to the Board of Directors and Audit Committee.

     - Review the fees charged by the outside auditors for audit and non-audit services.

     - Request that the outside auditors prepare and deliver annually a Statement as to Independence.

     - Discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the auditors. If there are any such issues relating to the objectivity or independence of the auditors, recommend that the Board of Directors take appropriate action.

2.   With respect to the internal audit department:

     - Review and concur in the appointment and replacement of the General Auditor.

     - Review the activities, organizational structure and qualifications of the internal audit function.

3.   With respect to internal controls and financial reporting:

     - Advise management, the General Auditor, and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

     - Discuss with management and the outside auditors the quality and adequacy of the Company's internal control structure.

     - Review the outside auditors' proposed audit scope and approach. At the conclusion of such audit, review audit findings, including any significant suggestions for improvements provided to management by the outside auditors.

     - Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report to Shareholders to determine that the outside auditors are satisfied with the disclosure, content, and quality of the financial statements to be presented to shareholders. Review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

     - As a whole, or through the Committee chairperson, review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by Statement of Auditing Standards No. 61. This review will occur prior to the Company's filing of the Form 10-Q.

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

     - Review, with the Company's General Counsel, any legal matters that could have a significant impact on the Company's financial statements.

     - Review the findings of any examinations by financial regulatory agencies, such as the Securities and Exchange Commission.

     -    Review the Company's corporate compliance program.

4.   With respect to other responsibilities:

     - Assure that an Audit Committee Report is provided to shareholders in the Company's proxy statement that complies with the reporting requirements of the Securities and Exchange Commission and the New York Stock Exchange for such reports.

     - Review this Charter at least annually and recommend any changes to the full Board of Directors.

     - Report Committee actions to the full Board of Directors on a regular basis and make such recommendations as the Committee may deem necessary or appropriate.

     - Perform other oversight functions as requested by the full Board of Directors.

PROXY

                            BROWN-FORMAN CORPORATION

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              FOR USE BY HOLDERS OF SHARES OF CLASS A COMMON STOCK
                  ANNUAL STOCKHOLDERS' MEETING, JULY 26, 2001


THE UNDERSIGNED hereby appoint(s) Owsley Brown II, Michael B. Crutcher, and William M. Street, and each of them attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation standing of record in the name of the undersigned at the close of business on June 18, 2001, at the Annual Meeting of Stockholders of the Corporation, to be held on July 26, 2001, and at all adjourned sessions thereof, in accordance with the Notice and the Proxy Statement received, for the election of directors of the Corporation, and upon such other matters as may properly come before the meeting.

Election of Directors, Nominees:

Jerry E. Abramson; Barry D. Bramley; Geo. Garvin Brown III; Owsley Brown II; Donald G. Calder; Owsley Brown Frazier; Richard P. Mayer; Stephen E. O'Neil; William M. Street; Dace Brown Stubbs

                                                     Change of Address

                                             --------------------------------

                                             --------------------------------

                                             --------------------------------

                                             --------------------------------
                                             (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

------   PLEASE MARK                                           4762
  x      YOUR VOTES AS IN
------   THIS EXAMPLE.


This proxy, when properly executed will be voted in the manner directed below by the undersigned stockholder(s).
If no direction is made, this proxy will be voted FOR the election of the directors named.

--------------------------------------------------------------------------------

1. Election of           FOR*                WITHHELD          [ ] Change of
   Directors             [ ]                    [ ]                Address on
(see reverse)                                                      Reverse Side

* For all nominee(s), except vote withheld from the following:



--------------------------------------------------------------

--------------------------------------------------------------------------------








SIGNATURE(S)                                         DATE                  ,2001
            ----------------------------------------       ---------------
NOTE:Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appear above. If you are signing as a trustee, executor, etc., please so indicate.